Holbrook Energy Inc.

A maximum of 25,454,000 Shares of Common Stock at $0.12 Per Share

This prospectus relates to the public offering ("Offering") of 454,000 shares of our common stock which were sold to investors in a private equity offering believed to be exempt from registration requirements pursuant to Section 4(2) and Regulation D, Rule 504 of the Securities Act of 1933. In addition, 25,000,000 shares are to be offered by the Company for an aggregate of 25,454,000 shares of Common Stock (the "Shares"). We are offering these shares of common stock in a self-underwritten offering directly to the public at a price of  $0.12 per share. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. All funds will be placed into the corporate account of Holbrook Energy Inc. and used to conduct our business and operations. There are no underwriters associated with this offering. We are offering the shares without any underwriting discounts or commissions. There are selling security holders related to this offering. The securities are being offered on a “best efforts” basis, and the offering will conclude 360 days after this registration statement becomes effective with the Securities and Exchange Commission or on the date when the maximum offering is sold. The offering may also be extended past 360 days at the discretion of the board of directors.

We will pay all expenses incurred in this offering.

We intend for our common stock to be sold by our Officers and Directors. Such persons will not be paid any commissions for such sales.

No securities exchange lists the securities being offered and no trading symbol has been assigned to the securities being offered.

______________________

Investing in our common stock is highly speculative and involves a high degree of risk. You should carefully consider the risks in the section entitled “Risk Factors” before making a decision to purchase our stock.

Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any state.

The date of this prospectus is June   2008

Table of Contents

Part I
Prospectus Summary	1
The Offering	1
Risk Factors	2
Use of Proceeds	5
Determination of Offering Price	6
Dilution	6
Selling Security Holders	8
Plan of Distribution	9
Description of Securities to be Registered	11
Information with Respect to the Registrant
Description of Business	12
Recent Developments	13
Where You Can Find Additional Information	13
Description of Property	14
Legal Proceedings	14
Market for Common Equity and Related Stockholder Matters	14
Financial Statements	F-1
Management’s Discussion and Analysis or Plan of Operation	F-5
Plan of Operation (for the next 12 months)	F-5
Directors, Executive Officers, Promoters and Control Persons	F-6
Executive compensation	F-7
Security Ownership of Certain Beneficial Owners and Management	F-7
Certain Relationships and Related Transactions	F-8
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	F-8
Part II – Information not Required in Prospectus
Other Expenses of Issuance and Distribution	II-1
Indemnification of Directors and Officers	II-1
Recent Sales of Unregistered Securities	II-1
Exhibits and Financial Statement Schedules	II-2
Undertakings	II-3
Signatures	II-4

Summary Information and Risk Factors

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus, including "Risk Factors" before making an investment decision.

In this prospectus, references such as "Company", "we," "us," and "our" refer to Holbrook Energy Inc.

Our Company

Holbrook Energy Inc. was organized on September 24, 2007 and is a development stage company. Our primary business is the acquisition of oil and gas royalties and mineral rights in the continental United States with an emphasis on the states of Texas, Louisiana, Oklahoma, Arkansas, Kentucky, Kansas, Colorado, New Mexico, and California.

We do not drill, mine, or extract any minerals or resources from the ground nor do we produce or operate any equipment. We are, however, engaged in the acquisition of oil and gas royalties with existing production and mineral rights.

As a holding company, we plan on acquiring as many oil and gas royalties and mineral rights as possible with the objective of increasing overall holdings, revenues, and profits. With the proceeds from the Offering, we plan on buying various oil and gas royalties and mineral rights.

Basics of Oil and Gas Royalties

Whenever oil or gas production begins, the landowner is entitled to part of the total production. A royalty is agreed upon as a percentage of the lease, minus what was reasonably used in the Lessee's production costs. The Lessee pays the royalty to the owner of the mineral rights who is the Lessor in the Lease. The amount of the royalty paid is based on a percentage of the gross production from the property and is free and clear of all costs, except for taxes. Royalty percentages can be any fraction of production, depending on the royalty clause in a lease. The royalties are then paid out on a monthly basis. Our business is to buy out these already existing oil and gas royalties and to acquire mineral rights.

Recent Developments

On March 3, 2008 we acquired mineral rights in Ventura County, California in Poinsettia Park for $14,500 in cash and 100,000 shares of our Common Stock in a private placement.

Corporate Information

Our principal office is located at 2694 Myrtle Springs Dallas, TX 75220 and our phone number is 1-800-755-4906. Our website is www.HolbrookEnergy.com.

The Offering

Common Stock Offered for Sale

454,000 Shares offered for sale by selling stockholders (1.72% of all shares of common stock outstanding upon their issuance) and 25,000,000 Shares offered by the Company for a total offering of 25,454,000 shares of common stock. Since September 24, 2007 (inception) until May 1, 2008, we have sold a total of 454,000 shares of our common stock in a private placement offering at a purchase price of $0.10 per share or an aggregate of $45,400. This is the initial Registration Statement of the Company and is for the purpose of allowing non-affiliated selling stockholders who purchased shares in the private placement offering to resell their Shares at their own discretion and there are no past transactions of this kind. The Company shall receive no consideration, directly or indirectly, in connection with the future sale of the Shares registered under this Registration Statement by selling stockholders. If we sell all of the 25,454,000 shares to be registered hereby, or more specifically all 25,000,000 shares being offered by the Company, at a selling price of $0.12 per share, then we expect to receive proceeds in the amount of $3,000,000.

Price to the Public

$0.12 per share

Common Stock Outstanding Before Offering

26,454,000 shares

Common Stock Outstanding After Offering

51,454,000 shares

Use of Proceeds

We intend to use the proceeds to pay for offering expenses, general working capital, and the acquisition of oil and gas royalties and mineral rights in order to expand our business operations.

Trading Market

None. Our common stock is not currently traded on any public market. We will apply for quotation of our common stock on the Pink Sheets as soon as the Securities and Exchange Commission has declared the registration statement accompanying the prospectus effective, although no assurances can be given that such application will be approved.

Special Note Regarding Forward-Looking Statements

The Securities and Exchange Commission (“SEC”) encourages companies to disclose forward-looking information so that investors can better understand future prospects and make informed investment decisions.  This prospectus contains these types of statements. Words such as “may,” “expect,” “believe,” “anticipate,” “estimate,” “project,” or “continue” or comparable terminology used in connection with any discussion of future operating results or financial performance identify forward-looking statements.  You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus.  All forward-looking statements reflect our present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  The factors listed in the “Risk Factors” section of this prospectus, as well as any cautionary language in this prospectus, provide examples of these risks and uncertainties.

Risk Factors

This investment has a high degree of risk. Before you invest, you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

1.

Lack of an operating history

We are a development stage company with no operating history and may never be able to carry out our business plan or achieve any revenues or profitability. At this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their investment. We will encounter risks and difficulties frequently encountered by early-stage companies in new and rapidly changing markets, including the risks described elsewhere in this section. Our business strategy may not be successful and we may not be able to successfully address these risks. If we are unable to obtain additional external funding or generate revenue from oil and gas royalties, we could be forced to curtail or cease our operations.

2.

Lack of recent profits from operations

Due to lack of working capital, we have not acquired any producing assets at this time.

3.

Our poor financial position

We are in a poor financial position because we are a development stage company that is seeking working capital.

4.

Competition in obtaining rights to acquire oil and gas royalties and mineral rights may impair our business.

Our company plans to acquire oil and natural gas royalties and mineral rights from auctions, production companies, and individuals. Competition to obtain these oil and gas royalties and mineral rights varies from day-to-day. There may be many buyers at any given time, or none at all. We may experience competition from larger companies with significantly greater resources in acquiring oil and gas royalties and mineral rights. This will impair our ability to acquire any of these royalties or mineral rights if we are unable to raise the necessary amount of capital to compete with larger companies.

5.

Once the production of oil and natural gas reserves cease, payments of royalties will cease.

The production of oil and natural gas wells eventually runs out, causing the payments of royalties to cease altogether, resulting in the loss of the initial investment. The initial investment may or may not be lost, depending on the period of production of the well. If the well produces oil/natural gas long enough to pay back or even exceed the initial investment, our company will not experience a loss of capital, although we will have to go through the process of acquiring more royalties. If the well does not produce oil/natural gas long enough for us to break even or exceed our initial investment, we will experience a significant loss in capital.

6.  Falling oil and gas prices may prolong the time period needed to see a return on oil and gas royalty investments.

We base the price of our oil and gas royalty investments on a 70 to 120 month pay out multiplied by the last two years of revenue. Since the current price of oil and gas affects the revenue of the well, then falling oil and gas prices would prolong the time it would take to see a return on our investments.

7.

Our business or proposed business

If our business plan is not successful, we may not be able to continue operations as a going concern and our stockholders may lose their entire investment in us.

8.

Our lack of a market for our common equity securities

Holbrook Energy intends to file, through a market maker, an information statement pursuant to Section 15c-211 with The Financial Industry Regulatory Authority (FINRA) in order to obtain approval for quotation of our common stock on the Pink Sheets once this registration statement accompanying this prospectus is declared effective. There is no assurance that FINRA will approve our application.  Since our common stock has not traded on any public market before, we cannot predict the extent to which an active public market for the common stock will develop or be sustained after this offering.

9.  Our common stock may be affected by limited trading volume and may fluctuate significantly

Holbrook Energy intends to file through a market maker, an information statement pursuant to Section 15c-211 with FINRA for quotation of our common stock on the Pink Sheets once the registration statement accompanying this prospectus is declared effective. Once a trading market is established, there can be no assurance that it will be active. An absence of an active trading market could adversely affect our stockholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock is likely to experience in the future, significant price and volume fluctuations that could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

      10.  Our common stock will be deemed to be “penny stock," which may make it more difficult for investors to sell their shares due to suitability requirements

Holbrook Energy intends to file, through a market maker, an information statement pursuant to Section 15c-211 with FINRA for approval for trading on the Pink Sheets. Once a trading market is established, our common stock will be deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

-With a price of less than $5.00 per share;

-That are not traded on a "recognized" national exchange;

-Whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ listed stock must still have a price of not less than $5.00 per share); or

-In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

      11.  Future sales by our stockholders may adversely affect our stock price and our ability to raise funds in new stock offerings

Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. As of May 1, 2008 we have 26,454,000 shares of common stock outstanding. All of the 454,000 shares owned by existing stockholders will be free trading upon this registration statement being declared effective by the SEC.

12.

We have no experience as a public company.  Our inability to operate as a public company could be the basis of your losing your entire investment in us.

Since the date of our inception, September 24, 2007 until now, we have not had adequate time necessary to gain the experience of a public company, and shareholders may lose their entire investment in us.

13.  At this stage of our business operations, even with our good faith efforts, potential investors have a high probability of losing their investment.

Because the nature of our business may change as a result of shifts in the market price of oil and natural gas and competition in obtaining oil/gas royalties and mineral rights, management forecasts are not necessarily indicative of future operations and should not be relied upon as an indication of future performance.

While Management believes its estimates of projected occurrences and events are within the timetable of its business plan, our actual results may differ substantially from those that are currently anticipated.

14.

Since this Is a Direct Public Offering and There Is No Underwriter, We May Not Be Able to Sell Any Shares Ourselves, and Investors Run the Risk of Losing Their Entire Investment.

15. We are highly dependent on Jeremy Holbrook, our President and CEO. The loss of Mr. Holbrook, whose knowledge, leadership and technical expertise upon which we rely, would harm our ability to execute our business plan.

Our success depends heavily upon the continued contributions of Jeremy Holbrook, whose knowledge, leadership, and technical expertise would be difficult to replace. We have not entered into an employment agreement with Mr. Holbrook. If we were to lose his services, although we do maintain key person insurance on Mr. Holbrook, our ability to execute our business plan would be harmed and we may be forced to cease operations until such time as we could hire a suitable replacement for Mr. Holbrook.

16.

The price of our shares in this offering was arbitrarily determined by us and may not reflect the actual market price for the securities.

      17.  The price you pay in this offering will fluctuate and may be higher or lower than the prices paid by other people participating in this offering.

The price in this offering will fluctuate based on the prevailing market price of the common stock. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

18.

The Company does not plan to pay dividends in the foreseeable future, thus investors will need to sell the Shares purchased in the Offering to realize a return on their investment

We currently anticipate that we will retain all future earnings, if any, to finance the growth and development of our business. We do not intend to pay cash dividends in the foreseeable future. As a result, investors will need to sell Shares purchased in the Offering in order to realize a return on their investment. Furthermore, only appreciation of our common stock will provide investors a return on their investment. If appreciation of the price of our common stock does not occur, shareholders will not realize a return on their investment.

19.

The shares being offered directly by us are offered without any requirement for a minimum amount of shares to be sold. Accordingly, there is no guarantee that we will be successful at raising enough funds to effectuate our business with the proceeds of this offering.

20.

Our stock is a penny stock. Trading of our stock may be restricted by SEC penny stock regulations and FINRA sales practice requirements, which may limit a stockholder's ability to buy and sell our stock.

21.

Securities purchased in this offering may be subject to possible future dilution

In the future, we may finance acquisitions of oil and gas royalties and mineral rights in whole or in part by issuing shares of our common stock. In the event that we do issue additional equity securities, these securities may have the potential to dilute our earnings per share and our existing shareholder ownership.

Use of Proceeds

All of the shares of common stock covered by this prospectus may be sold or otherwise disposed of for the account of the selling stockholders. We will use the proceeds from the sale of shares of the common stock offered by this prospectus to pay the expenses of this offering, which are not expected to exceed $5000. The net proceeds of this offering will be used for working capital and general corporate purposes and for the expansion of our business. Expansion covers the acquisition of oil and natural gas royalties and mineral rights.

	Sale of 100% of Issuer stock offered	Sale of 75% of Issuer stock offered	Sale of 50% of Issuer stock offered	Sale of 25% of Issuer stock offered
Total Proceeds	$3,000,000	$2,250,000	$1,500,000	$750,000
Less: Offering Expenses Registration fee Printing/Copies Accounting and admin Website Construction Advertising/Promotion Transfer Agent DTC Deposit	$120.04 $235 $900 $500 $2000 $500 $750	$120.04 $235 $900 $500 $2000 $500 $750	$120.04 $235 $900 $500 $2000 $500 $750	$120.04 $235 $900 $500 $2000 $500 $750
Total Offering Expenses	$5,000	$5,000	$5,000	$5,000
Net Proceeds from Offering	$2,995,000	$2,245,000	$1,495,000	$745,000
Use of Proceeds: Oil & Gas Royalties/Mineral Rights Acquisitions General Working Capital	$2,965,050 $29,950	$2,222,550 $22,450	$1,480,050 $14,950	$737,550 $7,450
Total Use of Net Proceeds	$2,995,000	$2,245,000	$1,495,000	$745,000
Total Use of All Proceeds	$3,000,000	$2,250,000	$1,500,000	$750,000

Determination of Offering Price

These shares of common stock may be sold by the selling stockholders from time to time in the over-the-counter market or on other national securities exchanges or automated inter dealer quotation systems on which our common stock may be listed or quoted, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices. The distribution of the shares by the selling stockholders is not subject to any underwriting agreement. Initially, the shares will be priced at $0.12 per share. The prices at which the selling shareholders may sell the shares once the shares begin trading in a public market will thereafter be determined by the prevailing market price for the shares at the time of sale, may be different than such prevailing market prices or may be determined through negotiated transactions with third parties or otherwise. We will file a post-effective amendment to this registration statement to reflect a change to the market price when the shares begin trading on a market.

Dilution

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value per share is determined by dividing the tangible book value of Holbrook Energy (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. The total number of outstanding shares of common stock before the offering is 26,454,000. The total number of outstanding shares of common stock after the offering will be 51,454,000. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of May 1, 2008 the net tangible book value of our common stock is approximately ($0.001) per share based upon 26,454,000 shares outstanding.

Upon completion of this Offering, but without taking into account any change in the net tangible book value after completion of this Offering, other than that resulting from the sale of all the Shares and receipt of the net proceeds of $3,000,000 less offering expenses of $5,000, the net tangible book value of the 51,454,000 Shares to be outstanding will be $3,037,200 or approximately $0.06 per Share. Accordingly, the net tangible book value of the Shares held by the existing Stockholders of our Company (i.e. 454,000 shares) will increase, without any additional investment on their part, to approximately $0.06 per Share, and the purchasers of Shares in this Offering will incur an immediate dilution of $0.06 per Share (approx 50%).

After completion of this Offering, purchasers of the Shares in this Offering will own approximately 47.50% of the total number of shares then outstanding, for which they will have made a cash investment of $3,000,000, or $0.12 per Share. The existing Stockholders will own 0.86% of the total number of shares then outstanding, for which they contributed cash in the amount of $45,400 or $0.10 per Share. The initial $45,400 investment was partially used to acquire mineral rights in Ventura County, California and for operating expenses leaving liquid assets in the remainder of $17,700.

The following table sets forth a comparison of the respective investments of the existing stockholder and the investors herein, assuming a successful completion of the Offering and sale of all Shares offered herein, of which there can be no assurance.

Existing Stockholder:

Price per share	$0.10

Net tangible book value per Share before Offering	$0.001

Net tangible book value per Share after Offering	$0.06

Increase to present Stockholder in net tangible book value Per Share after offering	$0.06

Capital contributions	$45,400

Number of Shares outstanding before Offering	26,454,000

Percentage of ownership after Offering	0.86%

Public Investors:

Price Per Share	$0.12

Dilution Per Share	$0.06

Capital contributions	$3,000,000

Number of Shares after Offering held by Public Investors	25,000,000

Percentage of ownership after Offering	47.50%

Selling Security Holders

An aggregate of 454,000 Shares of Common Stock may be offered for sale and sold pursuant to this prospectus by the selling stockholders. The Shares are to be offered by and for the respective accounts of the selling stockholders. We have agreed to register all of the Shares under the Securities Act for sale by the selling stockholders and to pay all of the expenses in connection with such registration and sale of the Shares, other than underwriting discounts and selling commissions and the fees and expenses of counsel and other advisors to the selling stockholders. The selling stockholders are comprised of 45 persons that purchased restricted Common Stock in the Company in a private placement offering between the dates of September 24, 2007 (inception) until May 1, 2008, all of which stockholders are non-affiliates of the Company. To the best of Management's knowledge, no Selling Stockholder is a registered broker-dealer or an affiliate of a registered broker-dealer. We will not receive any proceeds from the sale of the Shares by the selling stockholders.

The following table provides certain information about the selling stockholders’ beneficial ownership of our common stock at $0.10 Per Share. It assumes the sale of all of the shares of common stock offered by the selling stockholders under this prospectus. Unless otherwise indicated, the selling stockholder possesses sole voting and investment power with respect to the securities shown.

Name	Number of shares beneficially owned (1) (3)	Percentage of class	Number of shares to be sold	Shares beneficially owned after Offering (2)	Percent
Phil Bodine	100,000	0.38%	100,000	0	0.00%
John Crumby	100,000	0.38%	100,000	0	0.00%
Don Penner	10,000	0.04%	10,000	0	0.00%
Jason Lester	40,000	0.15%	40,000	0	0.00%
Ean Mcvei	5,000	0.02%	5,000	0	0.00%
Kenny Jackson	5,000	0.02%	5,000	0	0.00%
Fred Rahat	5,000	0.02%	5,000	0	0.00%
Stacy Rahat	5,000	0.02%	5,000	0	0.00%
Mark Rahat	5,000	0.02%	5,000	0	0.00%
Lisa Rahat	5,000	0.02%	5,000	0	0.00%
Mary Rahat	5,000	0.02%	5,000	0	0.00%
Toni Patrick	5,000	0.02%	5,000	0	0.00%
Kathy Patrick	5,000	0.02%	5,000	0	0.00%
Tony Patrick	5,000	0.02%	5,000	0	0.00%
Robert Collin	5,000	0.02%	5,000	0	0.00%
Melena Gullet	5,000	0.02%	5,000	0	0.00%
Emily Roark	5,000	0.02%	5,000	0	0.00%
Grover Roark	5,000	0.02%	5,000	0	0.00%
Diane Lykins	5,000	0.02%	5,000	0	0.00%
Michael Lykins	5,000	0.02%	5,000	0	0.00%
Tim Gracin	5,000	0.02%	5,000	0	0.00%
Amy Gracin	5,000	0.02%	5,000	0	0.00%
Donald James Hensley	5,000	0.02%	5,000	0	0.00%
Jason Holbrook	5,000	0.02%	5,000	0	0.00%
Michael B. Holbrook	5,000	0.02%	5,000	0	0.00%
Bonnie Holbrook	5,000	0.02%	5,000	0	0.00%
Elizabeth Holbrook	5,000	0.02%	5,000	0	0.00%
Tina Wells	5,000	0.02%	5,000	0	0.00%
Paul Wells	5,000	0.02%	5,000	0	0.00%
Jerry Hensley	5,000	0.02%	5,000	0	0.00%
Marcella Hensley	5,000	0.02%	5,000	0	0.00%
Linda Hensley	5,000	0.02%	5,000	0	0.00%
DD Hensley	5,000	0.02%	5,000	0	0.00%
Lindsey Brown	5,000	0.02%	5,000	0	0.00%
Ronald J. Van Dam	5,000	0.02%	5,000	0	0.00%
Jason Lee	5,000	0.02%	5,000	0	0.00%
Steve Antczak	1,000	0.004%	1,000	0	0.00%
Dave Christian	5,000	0.02%	5,000	0	0.00%
Barton Tracy	1,000	0.004%	1,000	0	0.00%
Thomas Bob	2,000	0.008%	2,000	0	0.00%
Jodie Self	5,000	0.02%	5,000	0	0.00%
Patrick Marcyniuk	10,000	0.04%	10,000	0	0.00%
Michael S Hauler	10,000	0.04%	10,000	0	0.00%
Matthew Robison	5,000	0.02%	5,000	0	0.00%
Patrick Andrew Wise	5,000	0.02%	5,000	0	0.00%

(1)

             Based on 26,454,000 shares issued and outstanding as of May 1, 2008.

(2)

Assumes that all securities registered will be sold

(3)

Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated.

Plan of Distribution

Each selling stockholder of the common stock offered for sale hereunder and any of their pledgees, donees, assignees or other successors-in-interest may, from time to time, sell any or all of their shares of common stock on the over-the-counter bulletin board or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers

- block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

- an exchange distribution in accordance with the rules of the applicable exchange;

- privately negotiated transactions;

- settlement of short sales entered into after the date of this prospectus;

- broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

- a combination of any such methods of sale;

- through the distribution of the shares by any selling stockholder to its partners, members or stockholders;

- through the writing or settlement of options or other hedging transactions, whether through an options   exchange or otherwise; or

- any other method permitted pursuant to applicable law.

Any or all of the sales or other transactions described above involving the shares may be made using this prospectus. The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker - dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker - dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent.

The company is required to pay certain fees and expenses incurred by the company incident to the registration of the shares. We have agreed to indemnify the selling stockholders and any of their respective officers, directors and agents, and certain other persons against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect, or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

Description of Securities to be Registered

We have summarized below the material provisions of our Articles of Incorporation, By laws, and other instruments defining the rights of our securities holders. Our summary may not contain all of the information that is important to you. See the section entitled “Exhibits and Financial Statement Schedules” for reference to exhibits if you would like more information. You may also refer to the paragraph under the heading “Where you can find additional information” on page 13.

General

Our articles of incorporation authorize the issuance of 200,000,000 shares of our Common Stock at no par value, of which 26,454,000 shares are issued and outstanding as of May 1, 2008. We have no outstanding shares of preferred stock.

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of our liquidation, dissolution, or winding up of Holbrook Energy, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are validly issued, fully paid, and non-assessable. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Preferred Stock

We are not authorized to issue shares of preferred stock.

Dividend Policy

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Options and Warrants

We do not presently have any options or warrants authorized or any securities that may be convertible into common stock.

Transfer Agent

The transfer agent for our common stock is:

Tom Laucks
Holladay Stock Transfer
2939 North 67th Place
Scottsdale, Arizona 85251
(480) 481-3940 Office
(480) 481-3941 FAX

Information with Respect to the Registrant

Description of Business

Business Development

Holbrook Energy Inc. is a development stage company organized as a corporation under the laws of the State of Colorado on September 24, 2007.

On May 1, 2008 we completed a private placement offering of our common shares under the provisions of Regulation D, Rule 504. We raised a total of $45,400 in this private placement offering and sold a total of 454,000 shares.

Our principal office is located at 2694 Myrtle Springs, Dallas, Texas 75220. Our phone number is 1-800-755-4906. Our fiscal year end is December 31.

Our Business

Holbrook Energy is a holding company that acquires oil and natural gas royalties, mineral rights, and fee mineral acreage. Our business operations are focused on the mid-continent region of the United States. Holbrook Energy does not drill or extract any oil, gas, or minerals from the ground.

Our primary focus for the acquisition of oil and gas royalties and mineral rights are in the states of Texas, Louisiana, Oklahoma, Arkansas, Kentucky, Kansas, Colorado, New Mexico, and California.

How oil and gas royalties work

Whenever oil or gas production begins, the landowner is entitled to part of the total production. A royalty is agreed upon as a percentage of the lease, minus what was reasonably used in the Lessee's production costs. The Lessee pays the royalty to the owner of the mineral rights who is the Lessor in the Lease. The amount of the royalty paid is based on a percentage of the gross production from the property and is free and clear of all costs, except for taxes. A royalty percentage can be any fraction of production, depending on the royalty clause in the lease.

Payment of royalties

Oil royalties may be paid in oil. The Lessor may receive oil from the Lessee and then market the oil. Unless the Lessor understands the market, electing to receive the royalty in this manner could be a disadvantage and the landowner (Lessor), electing for this arrangement, may not benefit from it. However, most landowners choose to receive the royalty in cash at the posted price of the oil. A Lessor deciding to receive the oil as the royalty payment can market the oil royalty back to the Lessee for marketing and receive cash through that arrangement. Holbrook Energy will automatically receive the royalty in cash at the posted price of oil, as we are buying royalties previously agreed upon in the payment of cash. We will receive payment of these royalties on a monthly basis.

Gas royalties usually are paid in the monetary units of the country, as in dollars. The gas price is usually difficult to value given the fluctuating and volatile markets. Gas royalty clauses usually state a royalty as proceeds, market value or in kind.

A landowner can specify separate payment of royalties for oil and gas production. Landowners, in negotiating the lease, can place a due date for receipt of royalty payments and if timely payments are not made there can be an interest charge for late payment placed in the lease. A royalty clause in the oil and gas lease specifies the amount of royalty to be paid to the Lessor and it can include other terms and conditions of payment. Holbrook Energy assumes the payment of royalties for oil and gas production at the time of acquisition, whether payments are made together or separate.

Royalty acquisition process

While there are various ways to buy oil and gas royalties and mineral rights, we plan on acquiring the royalties/mineral rights through auctions, production companies, and individuals.

Plan of Operation

As a holding company, we plan on acquiring as many oil and gas royalties and mineral rights as possible with the objective of increasing overall holdings, revenues, and profits. With the proceeds from the Offering, we plan on buying various oil and gas royalties and mineral rights. Our primary focus for the acquisition of oil and gas royalties and mineral rights are in the states of Texas, Louisiana, Oklahoma, Arkansas, Kentucky, Kansas, Colorado, New Mexico, and California.

Recent Developments

On March 3, 2008 we acquired mineral rights in Ventura County, California in Poinsettia Park for $14,500 and 100,000 shares of our Common Stock in a private placement.

Competitive Business Conditions

We plan on acquiring oil and natural gas royalties and mineral rights through auctions, production companies, and individuals. The only competition our company faces in acquiring oil and gas royalties and mineral rights is against other buyers. The competition from other buyers for oil and gas royalties and mineral rights varies from day-to-day, meaning there may be a high number of buyers at any given time or none at all. We may also experience competition from larger companies with significantly greater resources in acquiring oil and gas royalties and mineral rights. This will impair our ability to acquire any of these royalties or mineral rights if we are unable to raise the necessary amount of capital to compete with larger companies.

Costs and Effects of Compliance with Environmental Laws

Holbrook Energy is not an exploration or production company and we do not drill or extract oil, gas, or any minerals from the ground. Therefore, we are not liable to any existing Environmental laws on the oil and gas industry nor are we subject to any such compliance with these laws since they are non-applicable to our business. We are a holding company and we acquire already producing oil and natural gas royalties, mineral rights, and fee mineral acreage.

Effect of Existing or Probable Governmental Regulations on the Business

Holbrook Energy is not an exploration or production company and we do not drill or extract oil, gas, or any minerals from the ground. Therefore, we are not liable to any existing or probable Governmental regulations on the oil and gas industry. We are a holding company and we acquire already producing oil and natural gas royalties, mineral rights, and fee mineral acreage.

Number of Total/Full-Time Employees

We have no full time employees aside from Jeremy B. Holbrook – CEO and President, and Robin Z. Rahat – Secretary. All functions including acquisition of oil and gas royalties and minerals rights, research and development, strategy, negotiations, marketing/promotion, and clerical are currently being provided by Jeremy B. Holbrook and Robin Z. Rahat. We do not intend to hire any additional employees at this time or in the foreseeable future.

Reports to Security Holders

1) We are not required to deliver an annual report to security holders.

2) We do not file reports with the Securities and Exchange Commission and, therefore, are not considered a reporting company.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

3) The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Their website is http://www.sec.gov Copies of such material can be obtained from the public reference section of the SEC at prescribed rates. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete and in each instance reference is made to the copy of the document filed as an exhibit to the registration statement, each statement made in this prospectus relating to such documents being qualified in all respects by such reference.

You can find our company website at www.HolbrookEnergy.com

Description of Property

Mineral Rights in Ventura County

Effective March 3, 2008, we completed our first acquisition of mineral rights.

Holbrook Energy currently owns mineral rights in Ventura County, California in Poinsettia Park. The acquisition includes a total of 60 acres, more or less. Of this 60 acres, we own a 32.5% interest in 50 acres, more or less, and all oil, gas, hydrocarbons, and minerals below a depth of 500 ft. from the surface. In addition, we own a 50% interest of 10 acres, more or less, with the right to drill. In the future, we intend on leasing these properties.

Office Locations

Holbrook Energy Inc. is currently renting office space at 2694 Myrtle Springs, Dallas, TX 75220. We pay $200 per month on a one-year lease agreement. Our current office space consists of approximately 250 square feet.

Legal Proceedings

We currently are not party to any material legal proceedings and, to the best of our knowledge, there is no material litigation pending or threatened against us.

Market for Common Equity and Related Stockholder Matters

Market Information

There is no public trading market for our common stock. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. We have not identified or approached any broker/dealers with regard to assisting us to apply for such listing. We are unable to estimate when we expect to undertake this endeavor. No market may ever develop for our common stock, or if developed, may not be sustained in the future. Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to sell their Shares. The market price of the Shares of common stock is likely to be highly volatile and may be significantly affected by factors such as actual or anticipated fluctuations in the Company’s operating results, announcements of oil/gas property or mineral rights acquisitions, adoption of new accounting standards, or general market conditions and other factors. In addition, the stock market from time to time experiences significant price and volume fluctuations that may adversely affect the market price for the Company’s common stock.

Rule144 And Common Stock Offered

We have no common equity that is subject to outstanding options or warrants to purchase, or securities convertible into our common equity. We have no common equity reserved under any employee benefit plan. As of the date of this prospectus, 26,454,000 shares of common stock are issued and outstanding. There currently are no shares of common stock or common stock equivalents which can be resold in the public market in reliance upon the safe harbor provisions of Rule 144, as promulgated under the Securities Act of 1933.

Upon the date this Registration Statement becomes effective, a total of 25,454,000 shares of our common stock will become available for sale to the public. The 454,000 shares of common stock outstanding as of the date of this prospectus are considered “restricted securities” because they were issued in reliance upon an exemption from the registration requirements of the Securities Act and not in connection with a public offering. On June  , 2008 these 454,000 shares will become available for resale to the public under Rule 144 under the Securities Act. In general, under Rule 144, as amended and effective February 15, 2008, an affiliate of a reporting company may resell restricted securities after a six-month holding period, subject to the current public information requirements, volume limitations, manner of sale requirements, and notice of proposed sale requirements.

Holders of Common Stock

As of the date of this prospectus, 45 persons hold 1.72% of 26,454,000 Shares of our Common Stock outstanding, or 454,000 shares.

Dividends

We do not disperse any dividends of our common stock to our shareholders and we do not plan on doing so in the foreseeable future.

FINANCIAL STATEMENTS

Holbrook Energy, Inc.

(A Development Stage Company)

Interim Financial Statements

For the period from September 24, 2007 (inception) to May 1, 2008 (Unaudited)

NOTES TO INTERIM FINANCIAL STATEMENTS

INTERIM BALANCE SHEET

INTERIM STATEMENT OF CASH FLOWS

Holbrook Energy, Inc.

(A Development Stage Company)

Notes to Interim Financial Statements

For the period from September 24, 2007 (inception) to May 1, 2008

Note 1 - Organization and Line of Business

Holbrook Energy, Inc. was incorporated in the State of Colorado on September 24, 2007. The Company is in the business of acquiring oil and natural gas royalties, mineral rights, and fee mineral acreage.  At this point in time the Company is considered to be a development stage enterprise with no revenues to date.

Note 2 - Summary of Significant Accounting Practices

The Company has $42,200 in current assets and no liabilities as of May 1, 2008.  The relevant accounting policies are listed below.

Basis of Accounting

We have prepared the financial statements in accordance with accounting principles generally accepted in the United States of America (GAAP).

Dividends

The Company has not yet adopted any policy regarding payment of dividends.  No dividends have been paid during the period shown.

Development Stage Company Financial Statements

The Company has not earned any revenue from limited principal operations. Accordingly, the Company’s activities have been accounted for as those of a Development Stage Enterprise as set forth in Financial Accounting Standards Board Statement No. 7 (SFAS 7).  Among the disclosures required by SFAS 7 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of earnings, retained earnings and stockholders’ equity and cash flows disclose activity since the date of the Company’s inception.

As a development stage company, we are providing cumulative financial information from inception for all interim financial statements. Cumulative financial information is given for the period from September 24, 2007 (inception) to May 1, 2008.

Necessary Adjustments

The accompanying interim balance sheet of Holbrook Energy, Inc. as of September 24, 2007 to May 1, 2008 and the interim statement of cash flows as of September 24, 2007 to May 1, 2008 have not been audited by independent accountants. In the opinion of the Company's management, the financial statements reflect all adjustments necessary to present fairly the Company's financial position at May 1, 2008 and the results of cash flows for September 24, 2007 to May 1, 2008. These adjustments are of a normal recurring nature.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The results for the period of September 24, 2007 (inception) to May 1, 2008 are not necessarily indicative of future financial results.

Note 3 – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

As shown in the accompanying financial statement, the Company incurred losses of ($3,200) since its inception. This factor raises doubt about the Company's ability to continue as a going concern if we are not able to raise the necessary amount of capital through the issuance of stock in a timely a manner so as to obtain profitability as a company through the process of oil and natural gas royalty acquisition.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets that might be necessary in the event that the Company cannot continue as a going concern.  Management anticipates that it will be able to raise additional working capital through the issuance of stock in order to generate revenues from the acquisition of oil and natural gas royalties.

The ability of the Company to continue as a going concern is dependent upon the Company’s ability to attain a satisfactory level of profitability and obtain suitable and adequate financing. There can be no assurance that management's plan will be successful.

Note 4 – Stockholders’ Equity

Between the dates of September 24, 2007 (inception) and May 1, 2008, the Company issued 454,000 shares of its common stock at $0.10 per share to 45 investors in a private placement offering. We received proceeds in the amount of $45,400. We paid $14,500 in cash and $10,000 of common stock at $0.10 per share in exchange for mineral rights in Ventura County, California. We used an additional $3,200 for operating expenses. As of May 1, 2008, we have cash in the amount of $17,700 and assets (mineral rights) in the amount of $24,500 which equal a total of $42,200 in stockholders’ equity.

Note 5 – Earnings Per Share

The Company reports earnings (loss) per share in accordance with SFAS No. 128, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since the effect of the assumed conversion of options and warrants to purchase common shares would have an anti-dilutive effect. The Company has not issued any warrants or options at this time.

Holbrook Energy, Inc.

(A Development Stage Company)

Interim Balance Sheet

For the period from September 24, 2007 (inception) to May 1, 2008 (Unaudited)

Assets

Current Assets

Cash

$17,700

Mineral Rights

      $24,500

Total Current Assets

          $42,200

Liabilities and Stockholders’ Equity

Current Liabilities

      $-

Stockholders’ Equity:

Common Stock

200,000,000 shares authorized, no par value;

26,454,000 shares issued and outstanding

      $45,400

Additional paid-in capital

  $-

Deficit accumulated during the development stage

                     $3,200

Total Stockholders’ Equity

                 $42,200

Total Liabilities and Stockholders’ Equity

                 $42,200

The accompanying notes are an integral part of these financial statements

Holbrook Energy, Inc.

(A Development Stage Company)

Interim Statement of Cash Flows

For the period from September 24, 2007 (inception) to May 1, 2008 (Unaudited)

Cash Flows From Operating Activities

Net Loss

$3,200

Adjustments to reconcile net loss

$-

to net cash provided by operating activities:

Capital contributions – expenses

$-

Net Cash Provided (Used) in Operations

$3,200

Cash Flows From Investing Activities

$-

Cash Flows From Financing Activities

Proceeds from issuance of common stock

$45,400

Net Increase (Decrease) in Cash

$3,200

    Cash at Beginning of Period

$0

Cash at End of Period

$42,200

The accompanying notes are an integral part of these financial statements

Management’s Discussion and Analysis or Plan of Operation

Overview

The following discussion should be read in conjunction with the Company’s Financial Statements and notes thereto appearing elsewhere in this registration statement. The following discussion contains forward-looking statements, including, but not limited to, statements concerning our plans, anticipated expenditures, the need for additional capital and other events and circumstances described in terms of our expectations and intentions. You are urged to review the information set forth under the captions for factors that may cause actual events or results to differ materially from those discussed below.

Holbrook Energy Inc. is a development-stage company incorporated in Colorado on September 24, 2007. As a holding company, our primary business is to acquire oil and gas royalties, mineral rights, and fee mineral acreage. We are mainly focused on acquiring properties in the mid-continent region of the United States, specifically Texas, Louisiana, Oklahoma, Arkansas, Kentucky, Kansas, Colorado, New Mexico, and California.

Our Limited Operating History

There is little to no historical financial information about our Company upon which to base an evaluation of our performance or to make a decision regarding an investment in the Shares. We are still in the organizational stages and have not yet generated or realized any revenues from operations. We cannot guarantee we will be successful in our business operations or will achieve significant levels of market acceptance for our proposed business. Our business could be subject to any or all of the problems, expenses, delays and risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the acquisition of oil and gas royalties and mineral rights, possible cost overruns due to price and cost increases in services we require and the absence of an operating history. Therefore, we cannot guarantee we will be able to achieve or maintain profitable operations. Further, there is no assurance that we will not encounter unforeseen difficulties that may deplete our capital resources more rapidly than anticipated. There is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to buy oil and gas royalties and mineral rights. This is because we have not generated any revenues and no revenues are anticipated until we begin to acquire these properties. The more money we raise, the more properties we can acquire.

Plan of Operation (for the next 12 months)

As a development-stage company, we have not yet generated or realized any revenues from our business operations. We will need to raise additional cash in order to acquire oil and gas royalty interests. We will need approximately $3,000,000 in order to allow us to operate for the next 12 months. When we acquire oil/gas royalties, we will then use the revenues to expand our business activities. We will do the due diligence for each of the royalties and mineral rights we want to acquire and are raising the necessary capital in order to buy them. If we cannot or do not raise such funds, we will cease operations.

Our future financial results are largely dependent upon three things:

1)

Our ability to raise the necessary capital through the Offering in order to buy oil and gas royalties and mineral rights

2)

The market price for oil and natural gas

3)

Competitive conditions in the market for oil and gas royalties and mineral rights

If we are able to raise additional capital through the Offering and realize revenues from the acquisition of oil and gas royalties, over time we may expand our area of operations as opportunities to do so become available. In the mean time, our foremost objective will be to invest and reinvest additional capital and revenues into more oil and gas royalties and mineral rights. There can be no assurance that we will be successful in any of these respects or that we will be able to obtain additional funding to increase our currently limited capital resources.

We do not intend to hire additional employees at this time.

Liquidity and Capital Resources

As of the date of this registration statement, we have yet to generate any revenues from our business operations due to the preliminary nature of our operations, our lack of any oil or gas royalties owned by the business, and expenditures incurred to build the appropriate infrastructure to support our proposed operations. Consequently, we have been substantially dependent on private placement sales of our equity securities. In the future, we may not generate any revenues from business operations because of ongoing investments in oil and gas royalties and mineral rights.

Since inception, we have used our common stock to raise $45,400 in cash by issuing 454,000 shares of Common Stock to 45 people in private placements at $0.10 Per Share.

During the coming year, we expect to incur additional costs for acquiring oil and gas royalties and mineral rights, filing fees, accounting and legal fees, office space, and general working capital. Significant additional funding will be required to meet any additional operating and/or expansion requirements.

We are taking steps to raise equity capital; however, we cannot guarantee that any new capital will be available to us or that adequate funds for operations, whether from our revenues, financial markets, or any other sources, will be available as or when needed, or on terms satisfactory to us. We presently do not have any available credit, bank financing or other external sources of liquidity. Our failure to obtain adequate additional capital may require us to cut back or cease operations altogether.

Directors, Executive Officers, Promoters and Control Persons

The following table sets forth the names and ages as of management, and business experience of the directors, executive officers. Our directors hold their offices for a term of 5 years. Our officers serve at the discretion of the Board of Directors. Each officer devotes as much of his working time to our business as is required.

Name	Age	Position or Office	Date of appointment
Jeremy Holbrook	29	Chief Executive Officer, President	September 24, 2007
Robin Rahat (Holbrook)	25	Corporate Secretary	September 24, 2007

Business Experience of Executive Officers

Jeremy Holbrook

As founder of Holbrook Energy Inc, Mr. Holbrook has served as our President and Chief Executive Officer since September 24, 2007. As Chief Executive Officer, Mr. Holbrook is responsible for all aspects of the Company’s management and operations, including in particular the acquisition of oil and gas royalties and mineral rights, conducting research and development, promotion and marketing, and overseeing the general direction of the company.

Mr. Holbrook’s family has been involved in the oil and gas business for over 60 years, and Mr. Holbrook has personally been involved for 11 years. He has also worked for a Fortune 500 company, Ford Motor Co.

Mr. Holbrook attended college at the University of the Nations in Kona, Hawaii and has had international experience in Taiwan and China.

Robin Rahat (Holbrook)

Mrs. Rahat has served as Corporate Secretary and a Director of Holbrook Energy Inc since September 24, 2007. She is responsible for research and development, organizational and clerical work, and assists in the overall direction of the company.

Mrs. Rahat attended the Sam Walton College of Business at the University of Arkansas, majoring in general business. She also attended the University of the Nations in Kona, Hawaii and has had international experience in India and Thailand.

Significant Employees

We do not currently have any significant employees aside from Jeremy Holbrook and Robin Rahat.

Board of Directors

All directors hold office until the annual meeting of stockholders of the Company following their election or until their successors are duly elected and qualified. Officers are appointed by the Board of Directors and serve at its discretion.

Family Relationships

Our Executive Officers, Mr. Holbrook and Mrs. Rahat (Holbrook) are married.

Involvement in Certain Legal Proceedings

During the past five years, none of the following occurred with respect to our present executive officers:

(1) Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time (2) Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses) (3) Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities (4) Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Executive Compensation

We have not entered into any contracts for employment or alternative compensation for any directors or executive officers. There are also no arrangements or plans to provide retirement, pension or similar benefits. We do not currently have any bonus or incentive plans available. However, stock options may be granted at the direction of the board of directors. In addition, we will reimburse officers and directors for any out-of-pocket expenses incurred on our behalf.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information concerning the ownership of the Common Stock by (a) each person who, to the best of our knowledge, beneficially owned on that date more than 5% of our outstanding common stock, (b) each of our directors and executive officers and, (c) all current directors and executive officers as a group. Unless otherwise indicated, the shareholder listed below has direct ownership of his/her shares and possesses sole voting and dispositive power with respect to the shares. The following table is based upon an aggregate of 26,454,000 shares of our common stock outstanding as of May 1, 2008. We do not have any outstanding options or warrants convertible into shares of our common stock.

Security Ownership of Management

Title of Class	Name of Beneficial Owner (2)	Number of Shares	Percent of Outstanding Shares of Common Stock (1) (3)

Common Stock	Jeremy Holbrook	19,000,000	71.82%
Common Stock	Robin Rahat	7,000,000	26.46%
Common Stock	Directors and Executive Officers as a Group (2 persons)	26,000,000	98.28%

(1)

Applicable percentages are based on 26,454,000 Shares outstanding as of May 1, 2008. We do not have any outstanding options, warrants, rights, conversion privilege, or similar obligations that are convertible into shares of our common stock which any beneficial owner has the right to acquire. Such Shares are deemed to be outstanding for the purposes of computing the percentage ownership of the individual holding such Shares, but are not deemed outstanding for purposes of computing the percentage of any other person shown in the table. This table is based upon information supplied by officers, directors, and principal shareholders. Unless indicated in the footnotes to this table and subject to community property laws where applicable, Holbrook Energy Inc. believes that each of the shareholders named in this table has sole voting and investment power with respect to the Shares indicated as beneficially owned.

(2)

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). The address of each person is care of the Company.

(3)

Figures are rounded to the nearest tenth of a percent.

Security Ownership of Certain Beneficial Owners

Title of Class	Name and address of Beneficial Owner (2)	Number of Shares	Percent of Outstanding Shares of Common Stock (1) (3)

Common Stock	Phil Bodine P.O. Box 773 Kailua Kona, HI 96745	100,000	0.38%
Common Stock	John Crumby 1509 Encino Leander, TX 78641	100,000	0.38%
Common Stock	Jason Lester 74-5533 Luhia St., Suite B-1A PMB 567 Kailua-Kona, Hawaii 96740	40,000	0.15%

(1)

Applicable percentages are based on 26,454,000 Shares outstanding as of May 1, 2008.

(2)

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of a security, or the sole or shared investment power with respect to Common Stock (i.e., the power to dispose of, or to direct the disposition of, a security).

(3)

Rounded to the nearest tenth of a percent.

Certain Relationships and Related Transactions

Since inception, the following transactions were entered into with our shareholders.

On March 3, 2008 Holbrook Energy paid John Crumby, a stockholder, $14,500 in cash and exchanged $10,000 of our Common Stock at $0.10 Per Share for mineral rights in Ventura County, California. Mr. Crumby now owns 100,000 Shares of our Common Stock or 0.38% of 26,454,000 shares outstanding. The total approximate dollar value of the amount involved in the transaction is $24,500 for the mineral rights.

Since inception, no transactions were entered into with any our Officers.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Our Articles of Incorporation, as amended, provides to the fullest extent permitted by Colorado law, our Directors, or officers shall not be personally liable to us or our stockholders for damages for breach of such Director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our stockholders (through stockholders' derivative suits on behalf of our Company) to recover damages against a Director or officer for breach of the fiduciary duty of care as a Director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as Directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered. The following table sets forth the expenses payable by the Company in connection with the sale and distribution of the shares registered hereby.

Expenses of Offering	Amount

SEC Registration Fee	$120.04
Transfer Agent Fees	$500
Printing/Copies	$235
Accounting and admin	$900
Miscellaneous Expenses	$3,250

Total	$5000

Indemnification of Directors and Officers

Our Articles and Bylaws provide to the fullest extent permitted by law, our Directors or Officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us.  We believe that the indemnification provisions in our Bylaws are necessary to attract and retain qualified persons as directors and officers. Our bylaws provide that we are required to indemnify any director, officer, employee or agent made a party to a proceeding because he is or was our director, officer, employee or agent against liability incurred in the proceeding if he acted in good faith and in a manner the director reasonably believed to be in or not opposed to our best interests and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

Recent Sales of Unregistered Securities

Securities sold under the exemption of Regulation D – Rule 504:

As of May 1, 2008 we sold an aggregate of 454,000 Shares of common stock at $0.10 Per Share to 45 unaccredited investors. The aggregate proceeds of the securities sold were $45,400. We had no underwriters during the sale of these stocks. These securities were not registered under the Securities Act of 1933. The sale was not a public offering of our securities, but a private placement to these 45 unaccredited investors. The recipients of the shares were afforded an opportunity for effective access to files and records of the Company that contained the relevant information needed to make their investment decision. We reasonably believe that the recipients, immediately prior to issuing the shares, had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of their investment. The recipients had the opportunity to speak with our management on several occasions prior to their investment decision.

We believe that the issuance and sale of all the shares in this private placement offering was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2) and Regulation D, Rule 504. Rule 504 provides an exemption for the offer and sale of up to $1,000,000 of securities in a 12-month period. Our company was able to use this exemption since it was not a blank check company and not subject to Exchange Act reporting requirements. Regulation D- Rule 504 exemption requires that we not use public solicitation or advertising to market the securities and our purchasers must receive "restricted" securities, meaning that they may not sell the securities without registration or an applicable exemption.

II-1

Exhibits and Financial Statement Schedules

Exhibits

The following exhibits are filed as part of this registration statement, pursuant to

Item 601 of Regulation S-K:

Exhibit Number	Document Description	Description of Exhibit

3.1	Articles of Incorporation	Articles of Incorporation of Holbrook Energy, Inc. dated September 24, 2007.
3.2	Bylaws	Bylaws of Holbrook Energy, Inc. approved and adopted on September 24, 2007.

II-2

Undertakings

The undersigned registrant hereby undertakes:

1.  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b. To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

2.  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-3

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form S-1 Registration Statement and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Austin, State of Texas, on this ___day of June, 2008.

HOLBROOK ENERGY, INC.

 By: /s/ JEREMY B. HOLBROOK

 JEREMY B. HOLBROOK

 PRESIDENT, CHIEF EXECUTIVE OFFICER

    By: /s/ ROBIN Z. RAHAT

   ROBIN Z. RAHAT

   SECRETARY

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated:

Signature

       Title

Date

JEREMY B. HOLBROOK

       President, Chief Executive Officer

June  2008

JEREMY B. HOLBROOK

ROBIN Z. RAHAT

       Secretary

June  2008

ROBIN Z. RAHAT

II-4